Exhibit 4.11
DESCRIPTION OF SECURITIES
REGISTERED UNDER SECTION 12 OF THE EXCHANGE ACT

This description of the general terms and provisions of our common stock, par value $0.01 per share, our 7.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”), our 7.125% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (the “Series B Preferred Stock”), our 6.375% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock (the “Series C Preferred Stock”) and our 7.00% Series B Fixed-Rate Reset Series D Cumulative Redeemable Preferred Stock (the “Series D Preferred Stock” and, together with the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock, the “Preferred Stock”) does not purport to be complete and is in all respects subject to, and qualified in its entirety by references to the relevant provisions of our amended and restated certificate of incorporation, each of the certificates of designations designating the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock, our amended and restated bylaws and Delaware law. Throughout this exhibit, references to “we,” “our,” and “us” refer to Rithm Capital Corp.
Please note that, with respect to any of our shares held in book-entry form through The Depository Trust Company or any other share depository, the depository or its nominee will be the sole registered and legal owner of those shares, and references in this prospectus to any “stockholder” or “holder” of those shares means only the depository or its nominee. Persons who hold beneficial interests in our shares through a depository will not be registered or legal owners of those shares and will not be recognized as such for any purpose. For example, only the depository or its nominee will be entitled to vote the shares held through it, and any dividends or other distributions to be paid, and any notices to be given, in respect of those shares will be paid or given only to the depository or its nominee. Owners of beneficial interests in those shares will have to look solely to the depository with respect to any benefits of share ownership, and any rights they may have with respect to those shares will be governed by the rules of the depository, which are subject to change from time to time. We have no responsibility for those rules or their application to any interests held through the depository.
Authorized Capital Stock
Our authorized capital stock consists of:
•2,000,000,000 shares of common stock, par value $0.01 per share; and
•100,000,000 shares of preferred stock, par value $0.01 per share, 6,210,000 of which are designated as shares of Series A Preferred Stock, 11,500,000 of which are designated as shares of Series B Preferred Stock, 16,100,000 of which are designated as shares of Series C Preferred Stock and 19,550,000 of which are designated as shares of Series D Preferred Stock.
Common Stock
Each holder of common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Except as provided with respect to any other class or series of stock, the holders of our common stock will possess the exclusive right to vote for the election of directors and for all other purposes. Our amended and restated certificate of incorporation does not provide for cumulative voting in the election of directors, which means that the holders of a majority of the outstanding shares of common stock can elect all of the directors standing for election, and the holders of the remaining shares will not be able to elect any directors.
Subject to any preference rights of holders of any preferred stock that we may issue in the future, holders of our common stock are entitled to receive dividends, if any, declared from time to time by our board of directors out of legally available funds. In the event of our liquidation, dissolution or winding up, the holders of our common stock are entitled to share ratably in all assets remaining after the payment of liabilities, subject to any rights of holders of our preferred stock to prior distribution.

Holders of our common stock have no preemptive, subscription, redemption or conversion rights. All shares of common stock issued and outstanding are validly issued, fully paid and nonassessable.
Preferred Stock
Our board of directors has the authority, without action by our stockholders, to issue preferred stock and to fix voting powers for each class or series of preferred stock, and to provide that any class or series may be subject to redemption, entitled to receive dividends, entitled to rights upon dissolution, or convertible or exchangeable for shares of any other class or classes of capital stock. The rights with respect to a series or class of preferred stock may be greater than the rights attached to our common stock. It is not possible to state the actual effect of the issuance of any shares of our preferred stock on the rights of holders of our common stock until our board of directors determines the specific rights attached to that preferred stock. The effect of issuing preferred stock could include, among other things, one or more of the following:
•restricting dividends in respect of our common stock;
•diluting the voting power of our common stock or providing that holders of preferred stock have the right to vote on matters as a class;
•impairing the liquidation rights of our common stock; or
•delaying, deferring or preventing a change of control of us.
Currently, we have 6,200,068 shares of our Series A Preferred Stock, 11,260,712 shares of our Series B Preferred Stock, 15,903,342 shares of our Series C Preferred Stock and 18,600,000 shares of our Series D Preferred Stock issued and outstanding. All the outstanding shares of our Preferred Stock are fully paid and non-assessable.
Description of Series A Preferred Stock
On July 2, 2019, we filed a certificate of designations (the “Series A Certificate of Designations”) with the Secretary of State of the State of Delaware to designate 6,210,000 shares of our authorized preferred stock, par value $0.01 per share, as shares of “7.50% Series A Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock” with the powers, designations, preferences and other rights as set forth therein. The Series A Certificate of Designations became effective upon filing on July 2, 2019 and is included as an exhibit to our Form 10-K for the year ended December 31, 2022. On July 2, 2019, we issued 6,210,000 shares of the Series A Preferred Stock, 6,200,068 of which remain outstanding. The Series A Preferred Stock is listed on the New York Stock Exchange (the “NYSE”) under the trading symbol “RITM PR A.”
Ranking. The Series A Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up, (i) senior to all classes or series of our common stock and to all other equity securities issued by us that expressly indicate are subordinated to the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; (ii) on a parity with all equity securities issued by us, including our Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, other than the equity securities referred to in clauses (i) and (iii); (iii) junior to all equity securities issued by us and approved by at least two-thirds of the outstanding shares of the Series A Preferred Stock with terms specifically providing that those equity securities rank senior to the Series A Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and (iv) effectively junior to all of our existing and future indebtedness (including indebtedness convertible to our common stock or preferred stock) and other liabilities and to all indebtedness, other liabilities and preferred equity of our existing subsidiaries and any future subsidiaries.
Dividends. Holders of shares of the Series A Preferred Stock are entitled to receive, when, as and if declared by our board of directors, out of our funds legally available for the payment of dividends, cumulative cash dividends. The initial dividend rate for the Series A Preferred Stock from and including July 2, 2019 to, but excluding, August 15, 2024 (the “Series A Fixed Rate Period”) is at the rate of 7.50% of the $25.00 liquidation preference per share of the Series A Preferred Stock per annum. On and after August 15, 2024 (the “Series A Floating Rate Period”), dividends on the Series A Preferred Stock accumulate at a percentage of the $25.00 liquidation preference per share of the Series A Preferred Stock equal to an annual floating rate of the three-month LIBOR plus a spread of 5.802%. Dividends on the Series A Preferred Stock accumulate daily and are cumulative from, and including, July 2, 2019 and are payable quarterly in arrears on or about the 15th day of each February, May, August and November (each, a “Dividend Payment Date”); provided, that if any Dividend Payment Date is not a business day, then the dividend which would otherwise have been payable on that Dividend Payment Date may be paid on the next succeeding business day and no interest, additional dividends or other sums accrue on the amount so payable for the period from and after such Dividend Payment Date to such next succeeding business day. Dividends payable for any Series A Dividend Period (as defined herein) during the Series A Fixed Rate Period are calculated on the basis of a 360-day year consisting of twelve 30-day months, and dividends payable for any Series A Dividend Period during the Series A Floating Rate Period are calculated on the basis of a 360-day year and the number of days actually elapsed in such Series A Dividend Period. Dividends are payable to holders of record as they appear in our stock records for the Series A Preferred Stock at the close of business on the applicable record date, which is the first day of the calendar month, whether or not a business day, in which the applicable Dividend Payment Date falls. The dividends payable on any Dividend Payment Date include dividends accumulated to, but excluding, such Dividend Payment Date.
For each Series A Dividend Period during the Series A Floating Rate Period, the three-month London interbank offered rate (“LIBOR”) will be determined by us or a Calculation Agent (as defined herein) as of the applicable Dividend Determination Date, in accordance with the following provisions:
•LIBOR will be the rate (expressed as a percentage per year) for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Reuters Page LIBOR01” at approximately 11:00 a.m. (London time) on the relevant Dividend Determination Date; or
•if no such rate appears on “Reuters Page LIBOR01” or if the “Reuters Page LIBOR01” is not available at approximately 11:00 a.m. (London time) on the relevant Dividend Determination Date, then we will select four nationally recognized banks in the London interbank market and request that the principal London offices of those four selected banks provide us with their offered quotation for deposits in U.S. dollars for a period of three months, commencing on the first day of the applicable Series A Dividend Period, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on that Dividend Determination Date for the applicable Series A Dividend Period. Offered quotations must be based on a principal amount equal to an amount that, in our discretion, is representative of a single transaction in U.S. dollars in the London interbank market at that time. If at least two quotations are provided, the three-month LIBOR rate for such Series A Dividend Period will be the arithmetic mean (rounded upward, if necessary, to the nearest 0.00001 of 1%) of those quotations. If fewer than two quotations are provided, the three-month LIBOR rate for such Series A Dividend Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of the rates quoted at approximately 11:00 a.m. (New York City time) on that Dividend Determination Date for such Series A Dividend Period by three nationally recognized banks in New York, New York selected by us, for loans in U.S. dollars to nationally recognized European banks (as selected by us), for a period of three months commencing on the first day of such Series A Dividend Period. The rates quoted must be based on an amount that, in our discretion, is representative of a single transaction in U.S. dollars in that market at that time. If no quotation is provided as described above, then if a Calculation Agent has not been appointed at such time, we will appoint a Calculation Agent who shall, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate LIBOR or any of the foregoing lending rates or display page, shall determine LIBOR for the second London Business Day (as defined herein) immediately preceding the first day of the applicable Series A Dividend Period in its sole discretion. If the Calculation Agent is unable or unwilling to determine LIBOR as provided in the immediately preceding sentence, then LIBOR will be equal to three-month LIBOR rate for the then current Series A Dividend Period, or, in the case of the first Series A Dividend Period in the Series A Floating Rate Period, the most recent dividend rate that would have been determined based on the last available Reuters Page LIBOR01 had the Series A Floating Rate Period been applicable prior to the first Series A Dividend Period in the Series A Floating Rate Period.

Notwithstanding the foregoing, if we determine on the relevant Dividend Determination Date that LIBOR has been discontinued, then we will appoint a Calculation Agent and the Calculation Agent will consult with an investment bank of national standing to determine whether there is an industry accepted substitute or successor base rate to three-month LIBOR rate. If, after such consultation, the Calculation Agent determines that there is an industry accepted substitute or successor base rate, the Calculation Agent shall use such substitute or successor base rate. In such case, the Calculation Agent in its sole discretion may (without implying a corresponding obligation to do so) also implement changes to the business day convention, the definition of business day, the Dividend Determination Date and any method for obtaining the substitute or successor base rate if such rate is unavailable on the relevant Business Day, in a manner that is consistent with industry accepted practices for such substitute or successor base rate. Unless the Calculation Agent determines that there is an industry accepted substitute or successor base rate as so provided above, the Calculation Agent will, in consultation with us, follow the steps specified in the second bullet point in the immediately preceding paragraph in order to determine three-month LIBOR rate for the applicable Series A Dividend Period.
“Calculation Agent” means a third party independent financial institution of national standing with experience providing such services, which has been selected by us.
“Dividend Determination Date” means the second London Business Day immediately preceding the first date of the applicable dividend period.
“Series A Dividend Period” means the period from, and including, the immediately preceding Dividend Payment Date to, but excluding, the applicable Dividend Payment Date, except for the initial Series A Dividend Period, which will be the period from, and including, the original issue date of the Series A Preferred Stock to, but excluding, November 15, 2019 (long first dividend period).
“London Business Day” means any day on which dealings in deposits in U.S. dollars are transacted in the London interbank market.
“Reuters Page LIBOR01” means the display so designated on the Reuters 3000 Xtra (or such other page as may replace the LIBOR01 page on that service, or such other service as may be nominated by the ICE Benchmark Administration Limited, or ICE, or its successor, or such other entity assuming the responsibility of ICE or its successor in the event ICE or its successor no longer does so, as the successor service, for the purpose of displaying London interbank offered rates for U.S. dollar deposits).
Liquidation Preference. In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series A Preferred Stock are entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any class or series of our capital stock we may lawfully issue ranking senior to the Series A Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of twenty-five dollars ($25.00) per share, plus an amount equal to any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock that we may issue that ranks junior to or on parity with the Series A Preferred Stock as to liquidation rights.
Redemption. The Series A Preferred Stock is not redeemable by us prior to August 15, 2024, except under circumstances intended to preserve our qualification as a REIT for federal income tax purposes and except upon the occurrence of a Change of Control (as defined in the Series A Certificate of Designations). On and after August 15, 2024, we may, at our option, redeem the Series A Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of twenty-five dollars ($25.00) per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest. In addition, upon the occurrence of a Change of Control, we may, at our option, redeem the Series A Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of twenty-five dollars ($25.00) per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest.

Maturity. The Series A Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption, and will remain outstanding indefinitely unless (i) we decide to redeem or otherwise repurchase the Series A Preferred Stock or (ii) the Series A Preferred Stock becomes convertible and is actually converted in connection with a Change of Control by the holders of Series A Preferred Stock.
Voting Rights. Holders of the Series A Preferred Stock do not have any voting rights. However, if we do not pay dividends on the Series A Preferred Stock for six or more quarterly dividend periods (whether or not consecutive), the holders of the Series A Preferred Stock (voting together as a class with all other classes or series of preferred stock that we have issued or may issue and upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series A Preferred Stock in the election referred to below) will be entitled to vote for the election of two additional directors to serve on our board of directors until we pay all dividends that we owe on the Series A Preferred Stock, subject to certain limitations. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series A Preferred Stock is required for us to authorize or issue any class or series of stock ranking senior to the Series A Preferred Stock with respect to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up, to amend any provision of our amended and restated certificate of incorporation so as to materially and adversely affect any rights of the Series A Preferred Stock or to take certain other actions.
Conversion. Upon the occurrence of a Change of Control, each holder of Series A Preferred Stock will have the right (subject to our election to redeem the Series A Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined in the Series A Certificate of Designations)) to convert some or all of the Series A Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series A Preferred Stock determined by a formula, in each case, on the terms and subject to the conditions described in the Series A Certificate of Designations, including provisions for the receipt, under specified circumstances, of alternative consideration.
Description of Series B Preferred Stock
On August 15, 2019, we filed a certificate of designations (the “Series B Certificate of Designations”) with the Secretary of State of the State of Delaware to designate 11,500,000 shares of our authorized preferred stock, par value $0.01 per share, as shares of “7.125% Series B Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock” with the powers, designations, preferences and other rights as set forth therein. The Series B Certificate of Designations became effective upon filing on August 15, 2019 and is included as an exhibit to our Form 10-K for the year ended December 31, 2022. On August 15, 2019, we issued 10,000,000 shares of the Series B Preferred Stock, and on August 21, 2019, the underwriters exercised a portion of their overallotment option, resulting in the issuance of an additional 1,300,000 shares of the Series B Preferred Stock. 11,260,712 shares of the Series B Preferred Stock remain outstanding. The Series B Preferred Stock is listed on the NYSE under the trading symbol “RITM PR B.”
Ranking. The Series B Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up, (i) senior to all classes or series of our common stock and to all other equity securities issued by us that expressly indicate are subordinated to the Series B Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; (ii) on a parity with all equity securities issued by us, including our Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, other than the equity securities referred to in clauses (i) and (iii); (iii) junior to all equity securities issued by us and approved by at least two-thirds of the outstanding shares of the Series B Preferred Stock with terms specifically providing that those equity securities rank senior to the Series B Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and (iv) effectively junior to all of our existing and future indebtedness (including indebtedness convertible to our common stock or preferred stock) and other liabilities and to all indebtedness, other liabilities and preferred equity of our existing subsidiaries and any future subsidiaries.
Dividends. Holders of shares of the Series B Preferred Stock are entitled to receive, when, as and if declared by our board of directors, out of our funds legally available for the payment of dividends, cumulative cash dividends. The initial dividend rate for the Series B Preferred Stock from and including August 15, 2019 to, but excluding,

August 15, 2024 (the “Series B Fixed Rate Period”) is at the rate of 7.125% of the $25.00 liquidation preference per share of the Series B Preferred Stock per annum. On and after August 15, 2024 (the “Series B Floating Rate Period”), dividends on the Series B Preferred Stock accumulate at a percentage of the $25.00 liquidation preference per share of the Series B Preferred Stock equal to an annual floating rate of the three-month LIBOR plus a spread of 5.640%. Dividends on the Series B Preferred Stock accumulate daily and are cumulative from, and including, August 15, 2019 and are payable quarterly in arrears on or about the Dividend Payment Date; provided, that if any Dividend Payment Date is not a business day, then the dividend which would otherwise have been payable on that Dividend Payment Date may be paid on the next succeeding business day and no interest, additional dividends or other sums accrue on the amount so payable for the period from and after such Dividend Payment Date to such next succeeding business day. Dividends payable for any Series B Dividend Period (as defined herein) during the Series B Fixed Rate Period are calculated on the basis of a 360-day year consisting of twelve 30-day months, and dividends payable for any Series B Dividend Period during the Series B Floating Rate Period are calculated on the basis of a 360-day year and the number of days actually elapsed in such Series B Dividend Period. Dividends are payable to holders of record as they appear in our stock records for the Series B Preferred Stock at the close of business on the applicable record date, which is the first day of the calendar month, whether or not a business day, in which the applicable Dividend Payment Date falls. The dividends payable on any Dividend Payment Date include dividends accumulated to, but excluding, such Dividend Payment Date.
For each Series B Dividend Period during the Series B Floating Rate Period, the three-month LIBOR rate will be determined by us or a Calculation Agent as of the applicable Dividend Determination Date, in accordance with the following provisions:
•LIBOR will be the rate (expressed as a percentage per year) for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Reuters Page LIBOR01” at approximately 11:00 a.m. (London time) on the relevant Dividend Determination Date; or
•if no such rate appears on “Reuters Page LIBOR01” or if the “Reuters Page LIBOR01” is not available at approximately 11:00 a.m. (London time) on the relevant Dividend Determination Date, then we will select four nationally recognized banks in the London interbank market and request that the principal London offices of those four selected banks provide us with their offered quotation for deposits in U.S. dollars for a period of three months, commencing on the first day of the applicable Series B Dividend Period, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on that Dividend Determination Date for the applicable Series B Dividend Period. Offered quotations must be based on a principal amount equal to an amount that, in our discretion, is representative of a single transaction in U.S. dollars in the London interbank market at that time. If at least two quotations are provided, the three-month LIBOR rate for such Series B Dividend Period will be the arithmetic mean (rounded upward, if necessary, to the nearest 0.00001 of 1%) of those quotations. If fewer than two quotations are provided, the three-month LIBOR rate for such Series B Dividend Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of the rates quoted at approximately 11:00 a.m. (New York City time) on that Dividend Determination Date for such Series B Dividend Period by three nationally recognized banks in New York, New York selected by us, for loans in U.S. dollars to nationally recognized European banks (as selected by us), for a period of three months commencing on the first day of such Series B Dividend Period. The rates quoted must be based on an amount that, in our discretion, is representative of a single transaction in U.S. dollars in that market at that time. If no quotation is provided as described above, then if a Calculation Agent has not been appointed at such time, we will appoint a Calculation Agent who shall, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate LIBOR or any of the foregoing lending rates or display page, shall determine LIBOR for the second London Business Day immediately preceding the first day of the applicable Series B Dividend Period in its sole discretion. If the Calculation Agent is unable or unwilling to determine LIBOR as provided in the immediately preceding sentence, then LIBOR will be equal to Three-Month LIBOR for the then current Series B Dividend Period, or, in the case of the first Series B Dividend Period in the

Series B Floating Rate Period, the most recent dividend rate that would have been determined based on the last available Reuters Page LIBOR01 had the Series B Floating Rate Period been applicable prior to the first Series B Dividend Period in the Series B Floating Rate Period.
Notwithstanding the foregoing, if we determine on the relevant Dividend Determination Date that LIBOR has been discontinued, then we will appoint a Calculation Agent and the Calculation Agent will consult with an investment bank of national standing to determine whether there is an industry accepted substitute or successor base rate to three-month LIBOR rate. If, after such consultation, the Calculation Agent determines that there is an industry accepted substitute or successor base rate, the Calculation Agent shall use such substitute or successor base rate. In such case, the Calculation Agent in its sole discretion may (without implying a corresponding obligation to do so) also implement changes to the business day convention, the definition of business day, the Dividend Determination Date and any method for obtaining the substitute or successor base rate if such rate is unavailable on the relevant Business Day, in a manner that is consistent with industry accepted practices for such substitute or successor base rate. Unless the Calculation Agent determines that there is an industry accepted substitute or successor base rate as so provided above, the Calculation Agent will, in consultation with us, follow the steps specified in the second bullet point in the immediately preceding paragraph in order to determine three-month LIBOR rate for the applicable Series B Dividend Period.
“Series B Dividend Period” means the period from, and including, the immediately preceding Dividend Payment Date to, but excluding, the applicable Dividend Payment Date, except for the initial Series B Dividend Period, which will be the period from, and including, the original issue date of the Series B Preferred Stock, but excluding, November 15, 2019.
Liquidation Preference. In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series B Preferred Stock are entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any class or series of our capital stock we may lawfully issue ranking senior to the Series B Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of twenty-five dollars ($25.00) per share, plus an amount equal to any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock that we may issue that ranks junior to the Series B Preferred Stock as to liquidation rights.
Redemption. The Series B Preferred Stock is not redeemable by us prior to August 15, 2024, except under circumstances intended to preserve our qualification as a REIT for federal income tax purposes and except upon the occurrence of a Change of Control (as defined in the Series B Certificate of Designations). On and after August 15, 2024, we may, at our option, redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of twenty-five dollars ($25.00) per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest. In addition, upon the occurrence of a Change of Control, we may, at our option, redeem the Series B Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of twenty-five dollars ($25.00) per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest.
Maturity. The Series B Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption, and will remain outstanding indefinitely unless (i) we decide to redeem or otherwise repurchase the Series B Preferred Stock or (ii) the Series B Preferred Stock becomes convertible and is actually converted in connection with a Change of Control by the holders of Series B Preferred Stock.
Voting Rights. Holders of the Series B Preferred Stock do not have any voting rights. However, if we do not pay dividends on the Series B Preferred Stock for six or more quarterly dividend periods (whether or not consecutive), the holders of the Series B Preferred Stock (voting together as a class with all other classes or series of preferred stock that we have issued or may issue and upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series B Preferred Stock in the election referred to below) will be entitled to vote for the election of two additional directors to serve on our board of directors until we pay all dividends that we owe on the Series B Preferred Stock, subject to certain limitations. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series B Preferred Stock is required for us to authorize or issue any class or series of stock ranking senior to the Series B Preferred Stock with respect to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up, to amend any provision of our amended and restated certificate of incorporation so as to materially and adversely affect any rights of the Series B Preferred Stock or to take certain other actions.
Conversion. Upon the occurrence of a Change of Control, each holder of Series B Preferred Stock will have the right (subject to our election to redeem the Series B Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined in the Series B Certificate of Designations)) to convert some or all of the Series B Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series B Preferred Stock determined by a formula, in each case, on the terms and subject to the conditions described in the Series B Certificate of Designations, including provisions for the receipt, under specified circumstances, of alternative consideration.
Description of Series C Preferred Stock
On February 14, 2020, we filed a certificate of designations (the “Series C Certificate of Designations”) with the Secretary of State of the State of Delaware to designate 16,100,000 shares of our authorized preferred stock, par value $0.01 per share, as shares of “6.375% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock” with the powers, designations, preferences and other rights as set forth therein. The Series C Certificate of Designations became effective upon filing on February 14, 2020 and is included as an exhibit to our Form 10-K for the year ended December 31, 2022. On February 14, 2020, we issued 14,000,000 shares of the Series C Preferred Stock, and on February 21, 2020, the underwriters exercised their overallotment option in full, resulting in the issuance of an additional 2,100,000 shares of the Series C Preferred Stock. We have 15,903,342 shares of the Series C Preferred Stock outstanding. The Series C Preferred Stock is listed on the NYSE under the trading symbol “RITM PR C.”
Ranking. The Series C Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up, (i) senior to all classes or series of our common stock and to all other equity securities issued by us that expressly indicate are subordinated to the Series C Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; (ii) on a parity with all equity securities issued by us, including our Series A Preferred Stock, Series B Preferred Stock and Series D Preferred Stock, other than the equity securities referred to in clauses (i) and (iii); (iii) junior to all equity securities issued by us and approved by at least two-thirds of the outstanding shares of the Series C Preferred Stock with terms specifically providing that those equity securities rank senior to the Series C Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and (iv) effectively junior to all of our existing and future indebtedness (including indebtedness convertible to our common stock or preferred stock) and other liabilities and to all indebtedness, other liabilities and preferred equity of our existing subsidiaries and any future subsidiaries.
Dividends. Holders of shares of the Series C Preferred Stock are entitled to receive, when, as and if declared by our board of directors, out of our funds legally available for the payment of dividends, cumulative cash dividends. The initial dividend rate for the Series C Preferred Stock from and including February 14, 2020 to, but excluding, February 15, 2025 (the “Series C Fixed Rate Period”) is at the rate of 6.375% of the $25.00 liquidation preference per share of the Series C Preferred Stock per annum. On and after February 15, 2025 (the “Series C Floating Rate Period”), dividends on the Series C Preferred Stock accumulate at a percentage of the $25.00 liquidation preference per share of the Series C Preferred Stock equal to an annual floating rate of the three-month LIBOR plus a spread of 4.969%. Dividends on the Series C Preferred Stock accumulate daily and are cumulative from, and including, February 14, 2020 and are payable quarterly in arrears on or about Dividend Payment Date; provided, that if any Dividend Payment Date is not a business day, then the dividend which would otherwise have been payable on that Dividend Payment Date may be paid on the next succeeding business day and no interest, additional dividends or other sums accrue on the amount so payable for the period from and after such Dividend Payment Date to such next succeeding business day. Dividends payable for any Series C Dividend Period (as defined herein) during the Series C Fixed Rate Period are calculated on the basis of a 360-day year consisting of twelve 30-day months, and dividends payable for any Series C Dividend Period during the Series C Floating Rate Period are calculated on the basis of a 360-day year and the number of days actually elapsed in such Series C Dividend Period. Dividends are payable to holders of record as they appear in our stock records for the Series C Preferred Stock at the close of business on the applicable record date, which is the first day of the calendar month, whether or not a business day, in which the applicable Dividend Payment Date falls. The dividends payable on any Dividend Payment Date include dividends accumulated to, but excluding, such Dividend Payment Date.
For each Series C Dividend Period during the Series C Floating Rate Period, the three-month LIBOR rate will be determined by us or a Calculation Agent as of the applicable Dividend Determination Date, in accordance with the following provisions:
•LIBOR will be the rate (expressed as a percentage per year) for deposits in U.S. dollars having an index maturity of three months, in amounts of at least $1,000,000, as such rate appears on “Reuters Page LIBOR01” at approximately 11:00 a.m. (London time) on the relevant Dividend Determination Date; or
•if no such rate appears on “Reuters Page LIBOR01” or if the “Reuters Page LIBOR01” is not available at approximately 11:00 a.m. (London time) on the relevant Dividend Determination Date, then we will select four nationally recognized banks in the London interbank market and request that the principal London offices of those four selected banks provide us with their offered quotation for deposits in U.S. dollars for a period of three months, commencing on the first day of the applicable Series C Dividend Period, to prime banks in the London interbank market at approximately 11:00 a.m. (London time) on that Dividend Determination Date for the applicable Series C Dividend Period. Offered quotations must be based on a principal amount equal to an amount that, in our discretion, is representative of a single transaction in U.S. dollars in the London interbank market at that time. If at least two quotations are provided, the three-month LIBOR rate for such Series C Dividend Period will be the arithmetic mean (rounded upward, if necessary, to the nearest 0.00001 of 1%) of those quotations. If fewer than two quotations are provided, the three-month LIBOR rate for such Series C Dividend Period will be the arithmetic mean (rounded upward if necessary, to the nearest 0.00001 of 1%) of the rates quoted at approximately 11:00 a.m. (New York City time) on that Dividend Determination Date for such Series C Dividend Period by three nationally recognized banks in New York, New York selected by us, for loans in U.S. dollars to nationally recognized European banks (as selected by us), for a period of three months commencing on the first day of such Series C Dividend Period. The rates quoted must be based on an amount that, in our discretion, is representative of a single transaction in U.S. dollars in that market at that time. If no quotation is provided as described above, then if a Calculation Agent has not been appointed at such time, we will appoint a Calculation Agent who shall, after consulting such sources as it deems comparable to any of the foregoing quotations or display page, or any such source as it deems reasonable from which to estimate LIBOR or any of the foregoing lending rates or display page, shall determine LIBOR for the second London Business Day immediately preceding the first day of the applicable Series C Dividend Period in its sole discretion. If the Calculation Agent is unable or unwilling to determine LIBOR as provided in the immediately preceding sentence, then LIBOR will be equal to Three-Month LIBOR for the then current Series C Dividend Period, or, in the case of the first Series C Dividend Period in the Series C Floating Rate Period, the most recent dividend rate that would have been determined based on the last available Reuters Page LIBOR01 had the Series C Floating Rate Period been applicable prior to the first Series C Dividend Period in the Series C Floating Rate Period.
Notwithstanding the foregoing, if we determine on the relevant Dividend Determination Date that LIBOR has been discontinued, then we will appoint a Calculation Agent and the Calculation Agent will consult with an investment bank of national standing to determine whether there is an industry accepted substitute or successor base rate to three-month LIBOR rate. If, after such consultation, the Calculation Agent determines that there is an industry accepted substitute or successor base rate, the Calculation Agent shall use such substitute or successor base rate. In such case, the Calculation Agent in its sole discretion may (without implying a corresponding obligation to do so) also implement changes to the business day convention, the definition of business day, the Dividend

Determination Date and any method for obtaining the substitute or successor base rate if such rate is unavailable on the relevant Business Day, in a manner that is consistent with industry accepted practices for such substitute or successor base rate. Unless the Calculation Agent determines that there is an industry accepted substitute or successor base rate as so provided above, the Calculation Agent will, in consultation with us, follow the steps specified in the second bullet point in the immediately preceding paragraph in order to determine three-month LIBOR rate for the applicable Series C Dividend Period.
“Series C Dividend Period” means the period from, and including, the immediately preceding Dividend Payment Date to, but excluding, the applicable Dividend Payment Date, except for the initial Series C Dividend Period, which will be the period from, and including, the original issue date of the Series C Preferred Stock, but excluding, May 15, 2020.
Liquidation Preference. In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series C Preferred Stock are entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any class or series of our capital stock we may lawfully issue ranking senior to the Series C Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of twenty-five dollars ($25.00) per share, plus an amount equal to any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock that we may issue that ranks junior to the Series C Preferred Stock as to liquidation rights.
Redemption. The Series C Preferred Stock is not redeemable by us prior to February 15, 2025, except under circumstances intended to preserve our qualification as a REIT for federal income tax purposes and except upon the occurrence of a Change of Control (as defined in the Series C Certificate of Designations). On and after February 15, 2025, we may, at our option, redeem the Series C Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of twenty-five dollars ($25.00) per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest. In addition, upon the occurrence of a Change of Control, we may, at our option, redeem the Series C Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of twenty-five dollars ($25.00) per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest.
Maturity. The Series C Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption, and will remain outstanding indefinitely unless (i) we decide to redeem or otherwise repurchase the Series C Preferred Stock or (ii) the Series C Preferred Stock becomes convertible and is actually converted in connection with a Change of Control by the holders of Series C Preferred Stock.
Voting Rights. Holders of the Series C Preferred Stock do not have any voting rights. However, if we do not pay dividends on the Series C Preferred Stock for six or more quarterly dividend periods (whether or not consecutive), the holders of the Series C Preferred Stock (voting together as a class with all other classes or series of preferred stock that we have issued or may issue and upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series C Preferred Stock in the election referred to below) will be entitled to vote for the election of two additional directors to serve on our board of directors until we pay all dividends that we owe on the Series C Preferred Stock, subject to certain limitations. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series C Preferred Stock is required for us to authorize or issue any class or series of stock ranking senior to the Series C Preferred Stock with respect to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up, to amend any provision of our amended and restated certificate of incorporation so as to materially and adversely affect any rights of the Series C Preferred Stock or to take certain other actions.
Conversion. Upon the occurrence of a Change of Control, each holder of Series C Preferred Stock will have the right (subject to our election to redeem the Series C Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined in the Series C Certificate of Designations)) to convert some or all of the Series C Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series C Preferred Stock determined by a formula, in each case, on the terms and subject to the conditions described in the Series C Certificate of Designations, including provisions for the receipt, under specified circumstances, of alternative consideration.
Description of Series D Preferred Stock
On September 17, 2021, we filed a certificate of designations (the “Series D Certificate of Designations”) with the Secretary of State of the State of Delaware to designate 19,550,000 shares of our authorized preferred stock, par value $0.01 per share, as shares of “7.00% Fixed-Rate Reset Series D Cumulative Redeemable Preferred Stock” with the powers, designations, preferences and other rights as set forth therein. The Series D Certificate of Designations became effective upon filing on September 17, 2021 and is filed as an exhibit to the registration statement of which this prospectus forms a part. On September 17, 2021, we issued 17,000,000 shares of the Series D Preferred Stock, and on September 22, 2021 the underwriters exercised a portion of their overallotment option, resulting in the issuance of an additional 1,600,000 shares of the Series D Preferred Stock, all 18,600,000 of which remain outstanding. The Series D Preferred Stock is listed on the NYSE under the trading symbol “RITM PR D.”
Ranking. The Series D Preferred Stock ranks, with respect to rights to the payment of dividends and the distribution of assets in the event of our liquidation, dissolution or winding up, (i) senior to all classes or series of our common stock and to all other equity securities issued by us that expressly indicate are subordinated to the Series D Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; (ii) on a parity with all equity securities issued by us, including our Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock, other than the equity securities referred to in clauses (i) and (iii); (iii) junior to all equity securities issued by us and approved by at least two-thirds of the outstanding shares of the Series D Preferred Stock with terms specifically providing that those equity securities rank senior to the Series D Preferred Stock with respect to rights to the payment of dividends and the distribution of assets upon our liquidation, dissolution or winding up; and (iv) effectively junior to all of our existing and future indebtedness (including indebtedness convertible to our common stock or preferred stock) and other liabilities and to all indebtedness, other liabilities and preferred equity of our existing subsidiaries and any future subsidiaries.
Dividends. Holders of shares of the Series D Preferred Stock will be entitled to receive, when, as and if declared by our board of directors, out of our funds legally available for such purpose, cumulative cash dividends based on the stated liquidation preference of $25.00 per share of Series D Preferred Stock at a rate equal to (i) for each Series D Dividend Period (as defined herein) from, and including, the original issue date of the Series D Preferred Stock to, but excluding November 15, 2026 (the “First Reset Date”), 7.00% per annum, and (ii) for each Series D Dividend Period beginning on the First Reset Date, during each Reset Period (as defined herein), the five-year treasury rate as of the most recent day falling three business days prior to the beginning of such Reset Period plus 6.223% per annum. “Reset Date” means the First Reset Date and each date falling on the fifth anniversary of the preceding Reset Date, whether or not a Business Day. “Reset Period” means the period from, and including, the First Reset Date to, but excluding, the next following Reset Date and thereafter each period from, and including, each Reset Date to, but excluding, the next following Reset Date.
When, as, and if declared by our board of directors, we will pay cash dividends on the Series D Preferred Stock quarterly, in arrears, on or about the Dividend Payment Date, beginning on November 15, 2021. We will pay cash dividends to the holders of record of Series D Preferred Stock as they appear on our share register on the applicable record date, which for any Dividend Payment Date shall be the first day of the calendar month, whether or not a business day, in which the applicable Dividend Payment Date falls.
So long as the Series D Preferred Stock are held of record by the nominee of the securities depositary, declared dividends will be paid to the securities depositary in same-day funds on each Dividend Payment Date. The securities depositary will credit accounts of its participants in accordance with the securities depositary’s normal procedures. The participants will be responsible for holding or disbursing such payments to beneficial owners of the Series D Preferred Stock in accordance with the instructions of such beneficial owners.

If any Dividend Payment Date is a day that is not a business day, then declared dividends with respect to that Dividend Payment Date will instead be paid on the immediately succeeding business day, without interest or other payment in respect of such delayed payment.
“Series D Dividend Period” means the period from, and including, the immediately preceding Dividend Payment Date to, but excluding, the applicable Dividend Payment Date, except for the initial Series D Dividend Period, which will be the period from, and including, the original issue date of the Series D Preferred Stock but excluding November 15, 2021.
Liquidation Preference. In the event of our voluntary or involuntary liquidation, dissolution or winding up, the holders of shares of Series D Preferred Stock are entitled to be paid out of the assets we have legally available for distribution to our stockholders, subject to the preferential rights of the holders of any class or series of our capital stock we may lawfully issue ranking senior to the Series D Preferred Stock with respect to the distribution of assets upon liquidation, dissolution or winding up, a liquidation preference of twenty-five dollars ($25.00) per share, plus an amount equal to any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the date of payment, before any distribution of assets is made to holders of our common stock or any other class or series of our capital stock that we may issue that ranks junior to the Series D Preferred Stock as to liquidation rights.
Redemption. The Series D Preferred Stock is not redeemable by us prior to November 15, 2026, except under circumstances intended to preserve our qualification as a REIT for federal income tax purposes and except upon the occurrence of a Change of Control (as defined in the Series D Certificate of Designations). On and after November 15, 2026, we may, at our option, redeem the Series D Preferred Stock, in whole or in part, at any time or from time to time, for cash at a redemption price of twenty-five dollars ($25.00) per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest. In addition, upon the occurrence of a Change of Control, we may, at our option, redeem the Series D Preferred Stock, in whole or in part, within 120 days after the first date on which such Change of Control occurred, for cash at a redemption price of twenty-five dollars ($25.00) per share, plus any accumulated and unpaid dividends thereon (whether or not authorized or declared) to, but excluding, the redemption date, without interest.
Maturity. The Series D Preferred Stock has no stated maturity and is not subject to any sinking fund or mandatory redemption, and will remain outstanding indefinitely unless (i) we decide to redeem or otherwise repurchase the Series D Preferred Stock or (ii) the Series D Preferred Stock becomes convertible and is actually converted in connection with a Change of Control by the holders of Series D Preferred Stock.
Voting Rights. Holders of the Series D Preferred Stock do not have any voting rights. However, if we do not pay dividends on the Series D Preferred Stock for six or more quarterly dividend periods (whether or not consecutive), the holders of the Series D Preferred Stock (voting together as a class with all other classes or series of preferred stock that we have issued or may issue and upon which like voting rights have been conferred and are exercisable and which are entitled to vote as a class with the Series D Preferred Stock in the election referred to below) will be entitled to vote for the election of two additional directors to serve on our board of directors until we pay all dividends that we owe on the Series D Preferred Stock, subject to certain limitations. In addition, the affirmative vote of the holders of at least two-thirds of the outstanding shares of Series D Preferred Stock is required for us to authorize or issue any class or series of stock ranking senior to the Series D Preferred Stock with respect to the payment of dividends or the distribution of assets on liquidation, dissolution or winding up, to amend any provision of our amended and restated certificate of incorporation so as to materially and adversely affect any rights of the Series D Preferred Stock or to take certain other actions.
Conversion. Upon the occurrence of a Change of Control, each holder of Series D Preferred Stock will have the right (subject to our election to redeem the Series D Preferred Stock in whole or in part, as described above, prior to the Change of Control Conversion Date (as defined in the Series D Certificate of Designations)) to convert some or all of the Series D Preferred Stock held by such holder on the Change of Control Conversion Date into a number of shares of our common stock per share of Series D Preferred Stock determined by a formula, in each case, on the terms and subject to the conditions described in the Series D Certificate of Designations, including provisions for the receipt, under specified circumstances, of alternative consideration.

Restrictions on Ownership and Transfer of Capital Stock
In order to qualify as a REIT under the Internal Revenue Code of 1986, as amended (the “Code”), for each taxable year beginning after December 31, 2013, our shares of capital stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Also, for our taxable years beginning after December 31, 2013, no more than 50% of the value of our outstanding shares of capital stock may be owned, directly or constructively, by five or fewer individuals (as defined in the Code to include certain entities) during the second half of any calendar year.
Our amended and restated certificate of incorporation, subject to certain exceptions, contains restrictions on the number of shares of our capital stock that a person may own and may prohibit certain entities from owning our shares. Our amended and restated certificate of incorporation provides that (subject to certain exceptions described below) no person may beneficially or constructively own, or be deemed to own by virtue of the attribution provisions of the Code, more than 9.8% in value or in number of shares, whichever is more restrictive, of our outstanding shares of common or capital stock. Pursuant to our amended and restated certificate of incorporation, our board of directors has the power to increase or decrease the percentage of common or capital stock that a person may beneficially or constructively own. However, any decreased stock ownership limit will not apply to any person whose percentage ownership of our common or capital stock, as the case may be, is in excess of such decreased stock ownership limit until that person’s percentage ownership of our common or capital stock, as the case may be, equals or falls below the decreased stock ownership limit. Until such a person’s percentage ownership of our common or capital stock, as the case may be, falls below such decreased stock ownership limit, any further acquisition of common stock will be in violation of the decreased stock ownership limit.
Our amended and restated certificate of incorporation also prohibits any person from beneficially or constructively owning shares of our capital stock that would result in our being “closely held” under Section 856(h) of the Code or otherwise cause us to fail to qualify as a REIT (including through ownership that results in our owning (actually or constructively) an interest in a tenant as described in Section 856(d)(2)(B) of the Code) and from transferring shares of our capital stock if the transfer would result in our capital stock being beneficially owned by fewer than 100 persons. Any person who acquires or attempts or intends to acquire beneficial or constructive ownership of shares of our capital stock that will or may violate any of the foregoing restrictions on transferability and ownership, or who is the intended transferee of shares of our capital stock that are transferred to the trust (as described below), is required to give written notice immediately to us and provide us with such other information as we may request in order to determine the effect of such transfer on our qualification as a REIT. The foregoing restrictions on transferability and ownership will not apply if our board of directors determines that it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT.
Our board of directors, in its sole discretion, may exempt a person from the foregoing restrictions. The person seeking an exemption must provide to our board of directors such conditions, representations and undertakings as our board of directors may deem reasonably necessary to conclude that granting the exemption will not cause us to lose our qualification as a REIT. Our board of directors may also require a ruling from the Internal Revenue Service (“IRS”) or an opinion of counsel in order to determine or ensure our qualification as a REIT in the context of granting such exemptions.
Any attempted transfer of our capital stock which, if effective, would result in a violation of the foregoing restrictions will cause the number of shares causing the violation (rounded up to the nearest whole share) to be automatically transferred to a trust for the exclusive benefit of one or more charitable beneficiaries, and the proposed transferee will not acquire any rights in such shares. The automatic transfer will be deemed to be effective as of the close of business on the business day (as defined in our amended and restated certificate of incorporation) prior to the date of the transfer. If, for any reason, the transfer to the trust does not occur or would not prevent a violation of the restrictions on ownership contained in our amended and restated certificate of incorporation, our amended and restated certificate of incorporation provides that the purported transfer will be void ab initio. Shares of our capital stock held in the trust will be issued and outstanding shares. The proposed transferee will not benefit economically from ownership of any shares of our capital stock held in the trust, will have no rights to dividends and no rights to vote or other rights attributable to the shares of capital stock held in the trust. The trustee of the trust will have all voting rights and rights to dividends or other distributions with respect to shares held in the trust. These rights will be exercised for the exclusive benefit of the charitable beneficiary. Any dividend or other distribution paid prior to our discovery that shares of capital stock have been transferred to the trust will be paid by the recipient to the trustee upon demand. Any dividend or other distribution authorized but unpaid will be paid when due to the trustee. Any dividend or distribution paid to the trustee will be held in trust for the charitable beneficiary. Subject to Delaware law, the trustee will have the authority to rescind as void any vote cast by the proposed transferee prior to our discovery that the shares have been transferred to the trust and to recast the vote in accordance with the desires of the trustee acting for the benefit of the charitable beneficiary. However, if we have already taken irreversible corporate action, then the trustee will not have the authority to rescind and recast the vote.
Within 20 days of receiving notice from us that shares of our capital stock have been transferred to the trust, the trustee will sell the shares to a person designated by the trustee, whose ownership of the shares will not violate the above ownership limitations. Upon such sale, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee and to the charitable beneficiary as follows: the proposed transferee will receive the lesser of (1) the price paid by the proposed transferee for the shares or, if the proposed transferee did not give value for the shares in connection with the event causing the shares to be held in the trust (e.g., a gift, devise or other similar transaction), the market price (as defined in our amended and restated certificate of incorporation) of the shares on the day of the event causing the shares to be held in the trust and (2) the price received by the trustee from the sale or other disposition of the shares. The trust may reduce the amount payable to the proposed transferee by the amount of dividends and distributions paid to the proposed transferee and owned by the proposed transferee to the trust.
Any net sale proceeds in excess of the amount payable to the proposed transferee will be paid immediately to the charitable beneficiary. If, prior to our discovery that shares of our capital stock have been transferred to the trust, the shares are sold by the proposed transferee, then (1) the shares shall be deemed to have been sold on behalf of the trust and (2) to the extent that the proposed transferee received an amount for the shares that exceeds the amount the proposed transferee was entitled to receive, the excess shall be paid to the trustee upon demand.
In addition, shares of our capital stock held in the trust will be deemed to have been offered for sale to us, or our designee, at a price per share equal to the lesser of the price per share in the transaction that resulted in the transfer to the trust (or, in the case of a devise or gift, the market price at the time of the devise or gift) and the market price on the date we, or our designee, accept the offer. We will have the right to accept the offer until the trustee has sold the shares. Upon a sale to us, the interest of the charitable beneficiary in the shares sold will terminate and the trustee will distribute the net proceeds of the sale to the proposed transferee.
Every owner of more than 5% (or such lower percentage as required by the Code or the regulations promulgated thereunder) in number or in value of all classes or series of our capital stock, including shares of our common stock, within 30 days after the end of each taxable year, will be required to give written notice to us stating the name and address of such owner, the number of shares of each class and series of shares of our capital stock that the owner beneficially owns and a description of the manner in which the shares are held. Each owner shall provide to us such additional information as we may request to determine the effect, if any, of the beneficial ownership on our qualification as a REIT and to ensure compliance with the ownership limitations. In addition, each such owner shall, upon demand, be required to provide to us such information as we may request, in good faith, to determine our qualification as a REIT and to comply with the requirements of any taxing authority or governmental authority or to determine such compliance and to ensure compliance with the 9.8% ownership limitations in our amended and restated certificate of incorporation.
These ownership limitations could delay, defer or prevent a transaction or a change in control that might involve a premium price for our common stock or might otherwise be in the best interests of our stockholders.
Transfer Agent
The registrar and transfer agent for our common stock and preferred stock is American Stock Transfer & Trust Company, LLC.

Listing
The NYSE lists our common stock under the trading symbol “RITM,” formerly “NRZ,” our Series A Preferred Stock under the trading symbol “RITM PR A,” formerly “NRZ PR A,” our Series B Preferred Stock under the trading symbol “RITM PR B,” formerly “NRZ PR B,” our Series C Preferred Stock under the trading symbol “RITM PR C,” formerly “NRZ PR C,” and our Series D Preferred Stock under the trading symbol “RITM PR D,” formerly “NRZ PR D.”
Anti-Takeover Effects of Delaware Law, Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
The following is a summary of certain provisions of our amended and restated certificate of incorporation and amended and restated bylaws that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders. The statements below are in all respects subject to and qualified in their entirety by reference to our amended and restated certificate of incorporation and amended and restated bylaws.
Authorized but Unissued Shares
The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance without obtaining stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future offerings to raise additional capital and corporate acquisitions. The existence of authorized but unissued shares of our common stock and preferred stock could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.
Delaware Business Combination Statute
We are organized under Delaware law. Some provisions of Delaware law may delay, defer or prevent a transaction that would cause a change in our control. Our amended and restated certificate of incorporation provides that Section 203 of the Delaware General Corporation Law, as amended, an anti-takeover law, will not apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction by which that person became an interested stockholder, unless the business combination is approved in a prescribed manner. For purposes of Section 203, a business combination includes a merger, asset sale or other transaction resulting in a financial benefit to the interested stockholder, and an interested stockholder is a person who, together with affiliates and associates, owns, or within three years prior, did own, 15% or more of voting stock.
Other Provisions of Our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws
Our amended and restated certificate of incorporation provides for a staggered board of directors consisting of three classes of directors. Directors of each class are chosen for three-year terms upon the expiration of their current terms and each year one class of our directors will be elected by our stockholders. The terms of the first, second and third classes will expire in 2023, 2024 and 2025, respectively. We believe that classification of our board of directors helps to assure the continuity and stability of our business strategies and policies as determined by our board of directors. Additionally, there is no cumulative voting in the election of directors. This classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of our board of directors.
Thus, the classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be believed by our stockholders to be in their best interest. In addition, our amended and restated bylaws provide that directors may be removed only for cause and only with the affirmative vote of at least 80% of the then issued and outstanding shares of our capital stock entitled to vote in the election of directors.
Pursuant to our amended and restated certificate of incorporation, shares of our preferred stock may be issued from time to time, and the board of directors is authorized to determine and alter all rights, preferences, privileges, qualifications, limitations and restrictions without limitation.
Ability of Our Stockholders to Act
Our amended and restated certificate of incorporation and amended and restated bylaws do not permit our stockholders to call special stockholders meetings. Written notice of any special meeting so called shall be given to each stockholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of such meeting, unless otherwise required by law.
Our amended and restated certificate of incorporation and amended and restated bylaws also prohibits our stockholders from consenting in writing to take any action in lieu of taking such action at a duly called annual or special meeting of our stockholders.
Our amended and restated bylaws provide that nominations of persons for election to our board of directors may be made at any annual meeting of our stockholders, or at any special meeting of our stockholders called for the purpose of electing directors, (a) by or at the direction of our board of directors or (b) by any of our stockholders. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to our Secretary. To be timely, a stockholder’s notice must be delivered to or mailed and received at our principal executive offices (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 25 days before or after such anniversary date, notice by a stockholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs and (ii) in the case of a special meeting, not later than the tenth day following the day on which such notice of the date of the special meeting was mailed or such public disclosure of the date of the special meeting was made, whichever first occurs.
Limitations on Liability and Indemnification of Directors and Officers
Our amended and restated certificate of incorporation and amended and restated bylaws provide that our directors will not be personally liable to us or our stockholders for monetary damages for breach of a fiduciary duty as a director, except for:
•any breach of the director’s duty of loyalty to us or our stockholders,
•intentional misconduct or a knowing violation of law;
•liability under Delaware corporate law for an unlawful payment of dividends or an unlawful stock purchase or redemption of stock; or
•any transaction from which the director derives an improper personal benefit.
Our amended and restated certificate of incorporation provides that we must indemnify our directors and officers to the fullest extent permitted by Delaware law. We are also expressly authorized to advance certain expenses (including attorneys’ fees and disbursements and court costs) to our directors and officers and carry directors’ and officers’ insurance providing indemnification for our directors and officers for some liabilities. We believe that these indemnification provisions and insurance are useful to attract and retain qualified directors and officers.

We have entered into separate indemnification agreements with each of our directors and executive officers. Each indemnification agreement provides, among other things, for indemnification to the fullest extent permitted by law and our amended and restated certificate of incorporation against (i) any and all expenses and liabilities, including judgments, fines, penalties and amounts paid in settlement of any claim with our approval and counsel fees and disbursements, (ii) any liability pursuant to a loan guarantee, or otherwise, for any of our indebtedness, and (iii) any liabilities incurred as a result of acting on our behalf (as a fiduciary or otherwise) in connection with an employee benefit plan. The indemnification agreements provide for the advancement or payment of all expenses to the indemnitee and for reimbursement to us if it is found that such indemnitee is not entitled to such indemnification under applicable law and our amended and restated certificate of incorporation.
These provisions and agreements may have the practical effect in some cases of eliminating our stockholders’ ability to collect monetary damages from our directors and executive officers.
Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, we have been informed that, in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.